Exhibit 99.1

IDEXX Laboratories Announces Fourth Quarter and Full Year 2022 Results

  Achieves fourth quarter revenue growth of 3% reported and 7% organic, driven by CAG Diagnostics recurring revenue growth of 4% reported and 8% organic
  Solid growth supported by continued benefits from IDEXX execution drivers, including 13% year-over-year expansion of IDEXX's global premium instrument installed base
  Delivers fourth quarter EPS of $2.05, an increase of 8% as reported and 14% on a comparable basis, supported by operating margin expansion
  Provides initial outlook for 2023 revenue of $3,590 million - $3,690 million, reflecting reported growth of 6.5% - 9.5% and organic growth of 7% - 10%
  Estimates 2023 EPS of $9.27 - $9.75, an increase of 16% - 21% as reported and 19% - 26% on a comparable basis, including ~ 10% growth benefit from lapping discrete R&D investments in 2022

WESTBROOK, Maine, Feb. 6, 2023 /PRNewswire/ -- IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced fourth quarter and full year results, as well as an update on U.S. companion animal diagnostic trends.

Fourth Quarter and Full Year Results

The Company reports revenues of $829 million for the fourth quarter of 2022, an increase of 3% compared to the prior year period on a reported basis and 7% on an organic basis. Fourth quarter results reflected solid organic revenue gains across IDEXX's CAG, Water and LPD business segments. CAG Diagnostics recurring revenue gains of 4% reported and 8% organic in the quarter were supported by continued benefits from IDEXX execution drivers including new business gains, high quality placements of CAG Diagnostics capital instruments across regions, high customer retention and net price realization. CAG revenue gains also reflect veterinary software, services and diagnostic imaging systems revenue growth of 15% as reported and 17% organically, supported by software solution placement growth and a continued shift to cloud-based products.

Earnings per diluted share ("EPS") were $2.05 for the fourth quarter, an increase of 8% as reported and 14% on a comparable basis. Results were supported by operating margin expansion of 240 basis points as reported and 220 basis points on a comparable basis. Fourth quarter EPS included $0.07 per share negative impact from currency changes and $0.05 per share in tax benefits from share-based compensation.

Revenue for the full year of $3,367 million increased 5% as reported and 7% on an organic basis, driven by 5% reported and 8% organic growth in CAG Diagnostics recurring revenue.

For the full year 2022, EPS of $8.03 declined 7% on a reported basis and 1% on a comparable basis, including a $0.72 negative impact, representing a 9% EPS growth headwind, related to $80 million of discrete R&D investments in the second quarter. EPS results reflect operating margin contraction of 230 basis points as reported, driven by the impact from the discrete R&D investments. EPS results also included a $0.22 negative impact from currency changes and $0.15 in tax benefits from share-based compensation compared to $0.38 in tax benefits from share-based compensation in the prior year.

The Company's revenue guidance range reflects full year 2023 growth of 6.5% - 9.5% as reported and 7% - 10% growth on an organic basis, supported by 8% - 10.5% reported growth and 8.5% - 11% organic growth in CAG Diagnostics recurring revenues. The high end of the Company's revenue guidance range reflects goals for sustained strong execution drivers, including an estimated 7% - 8% full year benefit from net price improvement. The Company's revenue guidance range aligns with an estimated 2023 EPS of $9.27 - $9.75, reflecting a targeted 230 - 290 basis points of reported operating margin improvement, including benefits from the lapping of discrete 2022 R&D investments.

"As a result of outstanding execution by IDEXX commercial and operational teams, IDEXX delivered continued solid CAG Diagnostics recurring revenue growth across our major regions and record full-year premium instrument placements, with solid gains across our major in-clinic platforms," said Jay Mazelsky, President and Chief Executive Officer. "Veterinarians continue to look to IDEXX as their trusted partner to deliver highly effective diagnostic testing solutions and information management products to support growing demand for companion animal healthcare. We're well positioned to build on our growth momentum moving forward as we address the significant untapped potential for companion animal healthcare globally."

Companion Animal Diagnostics Trends Update

Trends in companion animal healthcare, including growth in demand for clinical services, continue to support solid growth for companion animal diagnostic products and services across regions. Average U.S. diagnostics revenue per practice grew 7% on a same-store basis in the fourth quarter, faster than 5% growth in overall clinic revenues. U.S. same-store clinical visits at veterinary practices declined 2.8% in the fourth quarter, consistent with recent trends in 2022, reflecting impacts from reductions in veterinary clinic capacity levels. Growth for pet healthcare including diagnostics remains elevated compared to pre-pandemic levels, reflecting compound annual growth of 3% in clinical visits and 12% in same-store diagnostics revenues for the U.S. compared to the fourth quarter of 2019. Additional U.S. companion animal practice weekly key metrics are available in the Q4 2022 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Fourth Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated 4% reported and 8% organic revenue growth for the fourth quarter. CAG Diagnostics organic recurring revenue growth of 8% reflects solid gains across IDEXX's major modalities globally, supported by growth in clinical service demand and expanded utilization of diagnostic products and services.

  IDEXX VetLab® consumables generated 4% reported and 9% organic revenue growth, supported by expansion of our global premium instrument installed base, high customer retention levels and net price gains.
  Reference laboratory diagnostic and consulting services generated 4% reported and 8% organic revenue growth, reflecting high single-digit growth in the U.S. and improved organic growth Internationally, supported by benefits from global net price realization.
  Rapid assay products generated 7% reported and 9% organic revenue growth, reflecting continued solid volume gains in the U.S. and benefits from net price increases.

Veterinary software, services and diagnostic imaging systems revenue growth increased 15% on a reported basis and 17% organically, supported by double-digit growth in subscription-based service revenues and strong growth in new veterinary software system placements.

Water

Water achieved revenue growth of 6% on a reported basis and 10% on an organic basis, reflecting benefits from net price improvement and volume gains for compliance and non-compliance testing.

Livestock, Poultry and Dairy ("LPD")

LPD revenue declined 2% on a reported basis and grew 6% on an organic basis, benefiting from growth in herd health screening and improved year-over-year results in China, which now compare to normalized levels of African Swine Fever and core Swine testing.

Gross Profit and Operating Profit

Gross profits increased 6%, and gross margins of 59% increased 150 basis points compared to prior year results on a reported basis and 110 basis points on a comparable basis. Gross margin results reflect benefits from net price gains, higher software service margins, lab productivity gains and comparisons to higher prior year initiative investment levels, and business mix, all of which offset inflationary cost effects.

Operating margin was 27.3% in the quarter, 240 basis points higher than the prior year period results on a reported basis and 220 basis points on a comparable basis. Operating expenses were flat on a reported basis and increased 4% on a comparable basis. Low operating expense growth reflects benefits from investment prioritization, leverage from prior commercial expansions, and favorable comparisons to prior year operating expense levels.

2023 Growth and Financial Performance Outlook

The following table provides the Company's initial estimates for annual key financial metrics in 2023:

Amounts in millions except per share data and percentages

Growth and Financial Performance Outlook	2023

Revenue	$3,590	-	$3,690
Reported growth	6.5%	-	9.5%
Organic growth	7%	-	10%
CAG Diagnostics Recurring Revenue Growth
Reported growth	8%	-	10.5%
Organic growth	8.5%	-	11%
Operating Margin	29.0%	-	29.6%
Reported operating margin expansion	230	-	290 bps
Impact of foreign exchange	(~ 50 bps)
Comparable operating margin expansion	280	-	340 bps
Impact of 2022 discrete R&D investments	~ 230 bps
EPS	$9.27	-	$9.75
Reported growth	16%	-	21%
Comparable growth	19%	-	26%
Impact of 2022 discrete R&D investments	~ 10%
Other Key Metrics
Net interest expense	~ $48
Share-based compensation tax benefit	~ $8
Share-based compensation tax rate benefit	~ 1%
Effective tax rate	21.5%	-	22%
Share-based compensation EPS impact	~ $0.10
Reduction in average shares outstanding	1%	-	1.5%
Operating Cash Flow	100% - 110% of net income
Free Cash Flow	80% - 90% of net income
Capital Expenditures	~ $180 million

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2023.

Estimated Foreign Currency Exchange Rates and Impacts	2023

Revenue growth rate impact	(~ 0.5%)
CAG Diagnostics recurring revenue growth rate impact	(~ 0.5%)
Operating margin growth impact	(~ 50 bps)
EPS impact	(~ $0.23)
EPS growth impact	(~ 3.0%)

Foreign Currency Exchange Rate Assumptions
In U.S. dollars
euro	$1.06
British pound	$1.19
Canadian dollar	$0.73
Australian dollar	$0.68
Relative to the U.S. dollar
Japanese yen	¥135
Chinese renminbi	¥6.88
Brazilian real	R$5.30

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will host a conference call today at 8:30 a.m. (Eastern) to discuss its 2022 fourth quarter and full year financial results and management's outlook. To participate in the conference call, dial 1-800-289-0459 or 1-323-794-2095 and reference access code 819614. Individuals can access a live webcast of the conference call and the Q4 2022 Earnings Snapshot through links on the IDEXX website, www.idexx.com/investors. A copy of management's prepared remarks will be posted to the IDEXX website following the completion of the conference call, and an archived edition of the webcast will be available after 1:00 p.m. (Eastern) on that day via the same link and will remain available for one year.

About IDEXX Laboratories, Inc.

IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500® Index. Headquartered in Maine, IDEXX employs nearly 11,000 people and offers solutions and products to customers in more than 175 countries. For more information about IDEXX, visit www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release and the statements to be made in the accompanying earnings conference call contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including forward-looking statements about the Company's business prospects and estimates of the Company's financial results for future periods. Forward-looking statements are included under "2023 Growth and Financial Performance Outlook" and elsewhere in this earnings release and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding financial and business performance; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; projected effective tax rates, reduction of average shares outstanding and net interest expense; and expectations for clinical visit growth in the U.S. and net price realization. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, as well as those described from time to time in the Company's other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company's consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company's business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted fourth quarter 2022 results as follows: decreased gross profit growth by 3.2%, increased gross margin growth by 40 basis points, decreased operating expense growth by 3.2%, increased operating profit margin growth by 20 basis points, and decreased EPS growth by 3.4%. Estimated currency changes impacted full year 2022 results as follows: decreased gross profit growth by 2.6%, increased gross margin growth by 40 basis points, decreased operating expense growth by 2.5%, increased operating profit margin growth by 10 basis points, and decreased EPS growth by 2.6%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months and year ended December 31, 2022 and refer to the 2023 Growth and Financial Performance Outlook section of this press release for estimated foreign currency exchange rate impacts on 2023 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that represents the percentage change in revenue, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and twelve months ended December 31, 2022. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is not expected to have an impact on projected full year 2023 revenue growth and CAG Diagnostics recurring revenue growth. For a reconciliation of fourth quarter 2022 CAG Diagnostics recurring revenue organic growth to CAG Diagnostics recurring revenue growth reported in accordance with GAAP, see the supplementary analysis of results in the Company's earnings release dated February 2, 2022.

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year	Twelve Months Ended		Year-over-Year
	December 31,	December 31,	Change	December 31,	December 31,	Change
Dollar amounts in thousands	2022	2021		2022	2021
Gross Profit (as reported)	$ 484,927	$ 456,421	6%	$ 2,004,338	$ 1,889,432	6%
Gross margin	58.5%	57.0%	150 bps	59.5%	58.8%	70 bps
Less: comparability adjustments
Change from currency	(14,752)	—		(48,412)	—
Comparable gross profit growth	$ 499,679	$ 456,421	10%	$ 2,052,750	$ 1,889,432	9%
Comparable gross margin and gross margin gain (or growth)	58.1%	57.0%	110 bps	59.1%	58.8%	30 bps

Operating expenses (as reported)	$ 258,400	$ 257,230	— %	$ 1,105,573	$ 957,404	15%
Less: comparability adjustments
Change from currency	(8,277)	—		(23,549)	—
Comparable operating expense growth	266,677	257,230	4%	1,129,122	957,404	18%

Income from operations (as reported)	$ 226,527	$ 199,191	14%	$ 898,765	$ 932,028	(4) %
Operating margin	27.3%	24.9%	240 bps	26.7%	29.0%	-230 bps
Less: comparability adjustments
Change from currency	(6,475)	—		(24,864)	—
Comparable operating profit growth	$ 233,002	$ 199,191	17%	$ 923,629	$ 932,028	(1) %
Comparable operating margin and operating margin gain (or growth)	27.1%	24.9%	220 bps	26.6%	29.0%	-240 bps
Amounts presented may not recalculate due to rounding.

Projected 2023 comparable operating margin expansion outlined in the 2023 Growth and Financial Performance Outlook section of this earnings release reflects the projected full year 2023 reported operating margin adjusted for estimated negative year-over-year foreign currency exchange rate change impact of approximately 50 basis points.

These impacts described above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2023 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company's business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Twelve Months Ended		Year-over-Year
	December 31,	December 31,	Growth	December 31,	December 31,	Growth
	2022	2021		2022	2021
Earnings per share (diluted)	$ 2.05	$ 1.89	8%	$ 8.03	$ 8.60	(7%)
Less: comparability adjustments
Share-based compensation activity	0.05	0.08		0.15	0.38
Change from currency	(0.07)	—		(0.22)	—
Comparable EPS growth	2.07	1.81	14%	8.10	8.22	(1%)
Amounts presented may not recalculate due to rounding.

Projected 2023 comparable EPS growth outlined in the 2023 Growth and Financial Performance Outlook section of this earnings release reflects the following adjustments: (i) full year 2022 reported EPS adjusted for positive share-based compensation activity of $0.15 for full year 2022; and (ii) projected full year 2023 reported EPS adjusted for estimated positive share-based compensation activity of $0.10 and estimated negative year-over-year foreign currency exchange rate change impact of $0.23.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2023 reported EPS growth) to comparable EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company's investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the years ended December 31, 2022 and 2021. To estimate projected 2023 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of ~ $180 million. Free cash flow conversion, or the net income to free cash flow ratio, is a non-GAAP financial measure that is defined as free cash flow, with respect to a measurement period, divided by net income for the same period. To calculate the free cash flow conversion for the twelve months ended December 31, 2022, we have deducted purchases of property and equipment of approximately $149 million from net cash provided from operating activities of approximately $543 million, divided by net income of approximately $680 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

After-Tax Return on Invested Capital, Excluding Cash and Investments ("ROIC") - After-Tax Return on Invested Capital, Excluding Cash and Investments, is a non-GAAP financial measure. After-tax return on invested capital, excluding cash and investments, represents our after-tax income from operations, divided by our average invested capital, excluding cash and investments, using beginning and ending balance sheet values. Management believes that reporting ROIC provides useful information to investors for evaluating the efficiency and effectiveness of our use of capital. ROIC, after-tax income from operations and average invested capital, excluding cash and investments, are not measures of financial performance under GAAP and should be considered in addition to, and not as replacements of or superior measures to, return on assets, net income, total assets or other financial measures reported in accordance with GAAP. See the supplementary table below for reconciliation of this non-GAAP financial measure.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2022	2021	2022	2021
Revenue:	Revenue	$828,568	$801,090	$3,367,324	$3,215,360
Expenses and Income:	Cost of revenue	343,641	344,669	1,362,986	1,325,928
	Gross profit	484,927	456,421	2,004,338	1,889,432
	Sales and marketing	131,935	128,458	524,505	486,735
	General and administrative	83,047	83,466	326,248	309,660
	Research and development	43,418	45,306	254,820	161,009
	Income from operations	226,527	199,191	898,765	932,028
	Interest expense, net	(13,312)	(7,308)	(38,793)	(29,374)
	Income before provision for income taxes	213,215	191,883	859,972	902,654
	Provision for income taxes	41,008	29,112	180,883	157,810
Net Income:	Net income	172,207	162,771	679,089	744,844
	Less: Noncontrolling interest in subsidiary's earnings	—	—	—	(1)
	Net income attributable to stockholders	$172,207	$162,771	$679,089	$744,845
	Earnings per share: Basic	$2.08	$1.92	$8.12	$8.74
	Earnings per share: Diluted	$2.05	$1.89	$8.03	$8.60
	Shares outstanding: Basic	82,934	84,828	83,623	85,200
	Shares outstanding: Diluted	83,815	86,142	84,600	86,572

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2022	2021	2022	2021
Operating Ratios	Gross profit	58.5%	57.0%	59.5%	58.8%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	25.9%	26.5%	25.3%	24.8%
	Research and development expense	5.2%	5.7%	7.6%	5.0%
	Income from operations[1]	27.3%	24.9%	26.7%	29.0%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Three Months Ended
		December 31,	Percent of	December 31,	Percent of
		2022	Revenue	2021	Revenue
Revenue:	CAG	$748,532		$719,103
	Water	39,314		37,131
	LPD	33,396		33,967
	Other	7,326		10,889
	Total	$828,568		$801,090

Gross Profit:	CAG	$434,890	58.1%	$406,273	56.5%
	Water	27,357	69.6%	25,038	67.4%
	LPD	18,996	56.9%	18,309	53.9%
	Other	3,684	50.3%	6,801	62.5%
	Total	$484,927	58.5%	$456,421	57.0%

Income from Operations:	CAG	$199,844	26.7%	$174,130	24.2%
	Water	18,021	45.8%	15,845	42.7%
	LPD	5,362	16.1%	4,360	12.8%
	Other	3,300	45.0%	4,856	44.6%
	Total	$226,527	27.3%	$199,191	24.9%

		Twelve Months Ended		Twelve Months Ended
		December 31,	Percent of	December 31,	Percent of
		2022	Revenue	2021	Revenue
Revenue:	CAG	$3,058,793		$2,889,960
	Water	155,720		146,505
	LPD	122,607		135,887
	Other	30,204		43,008
	Total	$3,367,324		$3,215,360

Gross Profit:	CAG	$1,806,577	59.1%	$1,683,804	58.3%
	Water	109,859	70.5%	100,944	68.9%
	LPD	73,001	59.5%	81,564	60.0%
	Other	14,901	49.3%	23,120	53.8%
	Total	$2,004,338	59.5%	$1,889,432	58.8%

Income from Operations:	CAG	$800,949	26.2%	$824,022	28.5%
	Water	72,519	46.6%	65,444	44.7%
	LPD	19,809	16.2%	28,636	21.1%
	Other	5,488	18.2%	13,926	32.4%
	Total	$898,765	26.7%	$932,028	29.0%

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Three Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2022	2021	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG	$748,532	$719,103	$29,429	4.1%	(3.8%)	—	7.9%
United States	510,072	466,322	43,750	9.4%	—	—	9.4%
International	238,460	252,781	(14,321)	(5.7%)	(10.5%)	—	4.8%
Water	$39,314	$37,131	$2,183	5.9%	(5.4%)	1.7%	9.5%
United States	18,571	17,123	1,448	8.5%	—	—	8.5%
International	20,743	20,008	735	3.7%	(10.2%)	3.4%	10.5%
LPD	$33,396	$33,967	($571)	(1.7%)	(7.8%)	—	6.2%
United States	4,579	4,185	394	9.4%	—	—	9.4%
International	28,817	29,782	(965)	(3.2%)	(8.9%)	—	5.7%
Other	$7,326	$10,889	($3,563)	(32.7%)	(0.6%)	—	(32.1%)
Total Company	$828,568	$801,090	$27,478	3.4%	(4.0%)	0.1%	7.3%
United States	536,936	493,464	43,472	8.8%	—	—	8.8%
International	291,632	307,626	(15,994)	(5.2%)	(10.1%)	0.2%	4.7%

	Three Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2022	2021	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$642,748	$617,624	$25,124	4.1%	(4.0%)	—	8.0%
IDEXX VetLab consumables	261,164	251,623	9,541	3.8%	(5.0%)	—	8.8%
Rapid assay products	71,125	66,380	4,745	7.1%	(2.2%)	—	9.3%
Reference laboratory diagnostic and consulting services	283,318	271,899	11,419	4.2%	(3.4%)	—	7.6%
CAG Diagnostics services and accessories	27,141	27,722	(581)	(2.1%)	(4.9%)	—	2.8%
CAG Diagnostics capital – instruments	38,926	43,495	(4,569)	(10.5%)	(4.3%)	—	(6.2%)
Veterinary software, services and diagnostic imaging systems	66,858	57,984	8,874	15.3%	(1.3%)	—	16.6%
Net CAG revenue	$748,532	$719,103	$29,429	4.1%	(3.8%)	—	7.9%

	Three Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
	2022	2021	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$642,748	$617,624	$25,124	4.1%	(4.0%)	—	8.0%
United States	$432,467	$396,383	$36,084	9.1%	—	—	9.1%
International	$210,281	$221,241	($10,960)	(5.0%)	(10.8%)	—	5.9%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Twelve Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2022	2021	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG	$3,058,793	$2,889,960	$168,833	5.8%	(3.3%)	0.7%	8.4%
United States	2,073,222	1,881,887	191,335	10.2%	—	0.9%	9.3%
International	985,571	1,008,073	(22,502)	(2.2%)	(9.2%)	0.3%	6.7%
Water	$155,720	$146,505	$9,215	6.3%	(4.0%)	0.5%	9.7%
United States	76,875	70,654	6,221	8.8%	—	—	8.8%
International	78,845	75,851	2,994	3.9%	(7.8%)	1.1%	10.6%
LPD	$122,607	$135,887	($13,280)	(9.8%)	(5.8%)	—	(4.0%)
United States	16,633	15,626	1,007	6.4%	—	—	6.4%
International	105,974	120,261	(14,287)	(11.9%)	(6.4%)	—	(5.4%)
Other	$30,204	$43,008	($12,804)	(29.8%)	0.2%	—	(30.0%)
Total Company	$3,367,324	$3,215,360	$151,964	4.7%	(3.4%)	0.7%	7.4%
United States	2,182,959	1,995,683	187,276	9.4%	—	0.8%	8.5%
International	1,184,365	1,219,677	(35,312)	(2.9%)	(8.7%)	0.3%	5.5%

	Twelve Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2022	2021	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$2,660,280	$2,534,562	$125,718	5.0%	(3.4%)	0.1%	8.2%
IDEXX VetLab consumables	1,057,236	1,006,781	50,455	5.0%	(4.3%)	—	9.3%
Rapid assay products	313,667	296,852	16,815	5.7%	(1.7%)	—	7.3%
Reference laboratory diagnostic and consulting services	1,178,113	1,123,656	54,457	4.8%	(2.9%)	0.3%	7.4%
CAG Diagnostics services and accessories	111,264	107,273	3,991	3.7%	(4.5%)	—	8.2%
CAG Diagnostics capital – instruments	147,326	149,140	(1,814)	(1.2%)	(4.7%)	—	3.5%
Veterinary software, services and diagnostic imaging systems	251,187	206,258	44,929	21.8%	(1.0%)	7.9%	14.9%
Net CAG revenue	$3,058,793	$2,889,960	$168,833	5.8%	(3.3%)	0.7%	8.4%

	Twelve Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
	2022	2021	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$2,660,280	$2,534,562	$125,718	5.0%	(3.4%)	0.1%	8.2%
United States	$1,784,403	$1,635,596	$148,807	9.1%	—	—	9.1%
International	$875,877	$898,966	($23,089)	(2.6%)	(9.3%)	0.4%	6.4%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)
		December 31,	December 31,
		2022	2021
Assets:	Current Assets:
	Cash and cash equivalents	$112,546	$144,454
	Accounts receivable, net	400,619	368,348
	Inventories	367,823	269,030
	Other current assets	220,489	173,823
	Total current assets	1,101,477	955,655
	Property and equipment, net	649,474	587,667
	Other long-term assets, net	995,814	893,881
	Total assets	$2,746,765	$2,437,203
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$110,221	$116,140
	Accrued liabilities	433,662	458,909
	Credit facility	579,000	73,500
	Current portion of long-term debt	74,982	74,996
	Deferred revenue	37,938	40,034
	Total current liabilities	1,235,803	763,579
	Long-term debt, net of current portion	694,387	775,205
	Other long-term liabilities, net	207,838	208,427
	Total long-term liabilities	902,225	983,632
	Total stockholders' equity	608,737	689,992
	Total liabilities and stockholders' equity	$2,746,765	$2,437,203

IDEXX Laboratories, Inc. and Subsidiaries
Selected Balance Sheet Information (Unaudited)
		December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Selected Balance Sheet Information:	Days sales outstanding[1]	43.4	43.4	43.2	42.0	42.4
	Inventory turns[2]	1.3	1.3	1.5	1.6	2.0

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)
		Twelve Months Ended
		December 31,	December 31,
		2022	2021
Operating:	Cash Flows from Operating Activities:
	Net income	$679,089	$744,844
	Non-cash charges	137,425	148,225
	Changes in assets and liabilities	(273,530)	(137,523)
	Net cash provided by operating activities	542,984	755,546
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(148,838)	(119,549)
	Acquisitions of businesses, intangible assets and equity investment, net of cash acquired	(46,512)	(173,418)
	Net cash (used) provided by investing activities	(195,350)	(292,967)
Financing:	Cash Flows from Financing Activities:
	Repayments on credit facilities, net	505,500	73,500
	Payments of senior debt	(75,000)	(50,000)
	Debt issuance costs	(435)	(2,650)
	Purchase of minority interest	—	(990)
	Payment of acquisition-related contingent considerations	(6,431)	(1,500)
	Repurchases of common stock	(819,711)	(746,777)
	Proceeds from exercises of stock options and employee stock purchase plans	35,747	46,565
	Shares withheld for statutory tax withholding payments on restricted stock	(10,606)	(15,562)
	Net cash used by financing activities	(370,936)	(697,414)
	Net effect of changes in exchange rates on cash	(8,606)	(4,639)
	Net change in cash and cash equivalents	(31,908)	(239,474)
	Cash and cash equivalents, beginning of period	144,454	383,928
	Cash and cash equivalents, end of period	$112,546	$144,454

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands (Unaudited)
		Twelve Months Ended
		December 31,	December 31,
		2022	2021
Free Cash Flow:	Net cash provided by operating activities	$542,984	$755,546
	Investing cash flows attributable to purchases of property and equipment	(148,838)	(119,549)
	Free cash flow[1]	$394,146	$635,997

[1]See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
After-Tax Return on Invested Capital, Excluding Cash and Investments ("ROIC")
Amounts in thousands (Unaudited)
Numerator(amounts in thousands)	For the Year Ended December 31, 2022
Income from operations (as reported)	$898,765
After-tax income from operations[1]	$709,722
Denominator(dollar amounts in thousands)	As of December 31, 2022	As of December 31, 2021
Total shareholders' equity	$608,737	$689,992
Credit facility	579,000	73,500
Long-term debt, current portion	74,982	74,996
Long-term debt, net of current portion	694,387	775,205
Deferred income tax assets	(55,215)	(24,784)
Deferred income tax liabilities	8,150	8,935
Total invested capital	$1,910,041	$1,597,844
Less cash and cash equivalents	112,546	144,454
Total invested capital, excluding cash and investments	$1,797,495	$1,453,390
Average invested capital, excluding cash and investments[2]	$1,625,443
After-tax return on invested capital, excluding cash and investments	44%

[1]After-tax income from operations represents income from operations reduced by our reported effective tax rate.
[2]Average invested capital, excluding cash and investments, represents the average of the amount of total invested capital, excluding cash and investments.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2022	2021	2022	2021
Shares repurchased in the open market	199	391	1,963	1,283
Shares acquired through employee surrender for statutory tax withholding	—	—	21	29
Total shares repurchased	199	391	1,984	1,312

Cost of shares repurchased in the open market	$68,281	$244,608	$810,942	$755,545
Cost of shares for employee surrenders	54	61	10,606	15,562
Total cost of shares	$68,335	$244,669	$821,548	$771,107

Average cost per share – open market repurchases	$342.35	$626.25	$413.12	$588.58
Average cost per share – employee surrenders	$439.17	$600.02	$501.89	$548.08
Average cost per share – total	$342.41	$626.25	$414.06	$587.70

Contact: John Ravis, Investor Relations, 1-207-556-8155